EXHIBIT 99.1

Winland Reports Q1 2012 Financial Results

Mankato, Minn. / May 11, 2012 - Winland Electronics, Inc. (NYSE Amex: WEX) today reported sales of Proprietary Environmental Monitoring products of $807,000 for the first quarter ended March 31, 2012, down $113,000, or 12.3 percent, from the $920,000 that the company reported in the comparable period in 2011.  Net loss from the quarter totaled $115,000, or $0.03 per share, versus a loss of $206,000, or $0.06 per share, in the first quarter of 2011.

Gross margins increased to 28.4 percent from 26.3 percent for the three months ended March 31, 2012 versus the comparable period in 2011.  This increase was expected based on a price increase effective January 1, 2012 on the Company’s proprietary products.

First quarter operating expenses totaled $411,000, consistent with the first quarter of 2011. The Company funded research and development expenses incurring expenses of $60,000 that were partially offset by a decrease in general and administrative expenses when compared with the first quarter of 2011.

“We realized an increase in sequential sales over the fourth quarter of 2011, with sales returning to historical averages,” said Brian Lawrence, Winland’s Chief Financial Officer and Senior Vice President. “While we’re pleased with this positive development, our results on a year-over-year basis reflected a significant reduction in sales to our largest customer, which restructured its restocking program.  In spite of the impact this had on our results, sales to our other top ten customers increased collectively by 13 percent over the same period a year ago.”

Our latest product release, the EnviroAlert EA800-ip contributed to sales volume in the first quarter of 2012, but fell short of our projections.  The Company continued to invest in the development of our on-line web interface for the EA800-ip based on feedback received in the market and anticipate releasing version 2.0 during the second quarter of 2012.

“We remain excited about the potential for this product,” Lawrence said.  “We’re encouraged by discussions with our customers and potential end users, who see the potential for the EA800-ip as a key component of their total security solution.  We anticipate the improved interface, along with additional end user integration of total security solutions, will increase sales of the EA800-ip positively affecting operations for the balance of 2012.”

About Winland Electronics

Winland Electronics, Inc. (www.winland.com) is an industry leader of critical condition monitoring devices. Products including EnviroAlert, WaterBug, TempAlert, Vehicle Alert and more are designed in-house to monitor critical conditions for industries including health/medical, grocery/food service, commercial/industrial, as well as agriculture and residential. Proudly made in the USA, Winland products are compatible with any hard wire or wireless alarm system and are available through distribution worldwide.  Headquartered in Mankato, MN, Winland trades on the NYSE Amex Exchange under the symbol WEX.

CONTACT:	Brian Lawrence	Tony Carideo
	CFO & Senior Vice President	The Carideo Group, Inc.
	(507) 625-7231	(612) 317-2881

Cautionary Statements

Certain statements contained in this press release and other written and oral statements made from time to time by the company do not relate strictly to historical or current facts. As such, they are considered forward-looking statements, which provide current expectations or forecasts of future events. The statements included in this release with respect to the following matters are forward looking statements; that (i) the EnviroAlert EA800-ip on-line web interface version 2.0 will be released in the second quarter of 2012; (ii) the EnviroAlert EA800-ip has the potential to become a key component of end-user total security solutions; and (iii) the EnviroAlert EA800-ip will positively affect the company’s operating results in 2012.  These statements involve risks and uncertainties, known and unknown, including among other risks that (i) the EnviroAlert EA800-ip on-line web interface will be released during the second quarter of 2012; (ii) the EnviroAlert EA800-ip will become a key component of end-users total security solutions; and (iii) the EnviroAlert EA800-ip will positively affect the company’s operating results going forward.  Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

WINLAND ELECTRONICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Data)
(unaudited)
	For the Three Months Ended March 31,
	2012	2011
Net sales	$807	$920
Cost of sales	578	678
Gross profit	229	242

Operating expenses:
General and administrative	147	207
Sales and marketing	204	196
Research and development	60	-
Total operating expenses	411	403

Operating loss	(182)	(161)

Other income (expenses):
Rental revenue	65	-
Interest expense	-	(24)
Other, net	2	2
Total other income (expense)	67	(22)

Loss from continuing operations before income taxes	(115)	(183)

Income tax expense	-	(9)
Loss from continuing operations	(115)	(192)
Loss from discontinued operations, net of tax	-	(14)

Net loss	$(115)	$(206)

Loss per common share data:
Basic and diluted	$(0.03)	$(0.06)
Loss from continuing operations per common share data:
Basic and diluted	$(0.03)	$(0.06)
Loss from discontinued operations per common share data:
Basic and diluted	$(0.00)	$(0.00)
Weighted-average number of common shares outstanding:
Basic and diluted	3,701,630	3,699,230

WINLAND ELECTRONICS, INC.
CONDENSED BALANCE SHEETS
(In Thousands, Except Share Data)
	March 31, 2012	December 31, 2011
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$809	$1,031
Accounts receivable, less allowance for doubtful
accounts of $7 as of March 31, 2012 and December 31, 2011	414	449
Inventories	498	567
Prepaid expenses and other assets	77	31
Total current assets	1,798	2,078

Property and Equipment, at cost
Property and equipment	319	314
Less accumulated depreciation and amortization	255	246
Net property and equipment	64	68
Assets held for sale, net	2,135	2,135
Deferred rent receivable	251	261
Total assets	$4,248	$4,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$307	$421
Accrued liabilities:
Compensation	52	110
Other	25	30
Total current liabilities	384	561

Long-Term Liabilities
Deferred revenue	104	106
Total long-term liabilities	104	106
Total liabilities	488	667

Stockholders’ Equity
Common stock, par value $0.01 per share; authorized 20,000,000 shares; issued
and outstanding 3,701,630 as of March 31, 2012 and December 31, 2011	37	37
Additional paid-in capital	5,014	5,014
Accumulated deficit	(1,291)	(1,176)
Total stockholders’ equity	3,760	3,875
Total liabilities and stockholders’ equity	$4,248	$4,542

WINLAND ELECTRONICS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2012	2011
Cash Flows From Operating Activities
Net loss	$(115)	$(206)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	9	33
Non-cash stock based compensation	-	(46)
Loss on sale of EMS business unit	-	14
Changes in assets and liabilities:
Accounts receivables	35	(371)
Refundable income taxes	-	72
Inventories	69	(31)
Deferred rent receivable	10
Prepaid expenses	(46)	(3)
Accounts payable	(114)	33
Accrued expenses, including deferred revenue and
other short term tax liabilities	(65)	(194)
Net cash used in operating activities	(217)	(699)

Cash Flows From Investing Activities
Purchases of property and equipment	(5)	(5)
Sale of inventory from discontinued operations	-	1,753
Cash from sale of EMS business unit, net of transaction costs	-	654
Net cash provided by (used in) investing activities	(5)	2,402

Cash Flows From Financing Activities
Net payments on revolving credit agreement	-	(1,249)
Net principal payments on long-term borrowings,
including capital lease obligations	-	(27)
Cash received from exercise of stock options	-	2
Net cash used in financing activities	-	(1,274)

Net increase (decrease) in cash and cash equivalents	(222)	429

Cash and cash equivalents
Beginning	1,031	318
Ending	$809	$747

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$-	$24
Cash payments for income taxes	$-	$10
Non-cash investing activities
Receivable recorded for sale of EMS Busniess unit	$-	$500
Accrued transaction costs for sale of EMS business unit	$-	$100